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                                                                     Exhibit 4.3


                     FOUNDERS REGISTRATION RIGHTS AGREEMENT

                                 MARCH 15, 2006

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                     FOUNDERS REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS

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ARTICLE 1
DEFINITIONS

   1.1      Defined Terms..............................................................     2

ARTICLE 2
REGISTRATION RIGHTS

   2.1      Private Placement Resale Registration......................................     6
   2.2      Demand Registration........................................................     7
   2.3      Piggyback Registration.....................................................    11
   2.4      Underwritten Offerings.....................................................    12
   2.5      Postponements..............................................................    13

ARTICLE 3
REGISTRATION PROCEDURES

   3.1      Obligations of the MLP.....................................................    14
   3.2      Seller Information.........................................................    18
   3.3      Notice to Discontinue......................................................    18

ARTICLE 4
REGISTRATION EXPENSES

ARTICLE 5
OTHER AGREEMENTS

   5.1      Free Writing Prospectus....................................................    19
   5.2      Agreement Restricting Sale of Units........................................    19

ARTICLE 6
INDEMNIFICATION

   6.1      Indemnification by the MLP.................................................    20
   6.2      Indemnification by Holders.................................................    21
   6.3      Conduct of Indemnification Proceedings.....................................    21
   6.4      Contribution...............................................................    22
   6.5      Other Indemnification......................................................    23
   6.6      Indemnification Payments...................................................    23

ARTICLE 7
COMPLIANCE WITH RULE 144

ARTICLE 8
MISCELLANEOUS

   8.1      Notices....................................................................    23
   8.2      Assignment of Rights.......................................................    24
   8.3      Limitation of Rights.......................................................    25
   8.4      Recapitalization, Exchanges, etc. Affecting the Units......................    25
   8.5      Specific Performance.......................................................    25

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
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   8.6      Counterparts...............................................................    25
   8.7      Headings...................................................................    25
   8.8      Governing Law..............................................................    25
   8.9      Severability of Provisions.................................................    25
   8.10     Entire Agreement...........................................................    25
   8.11     Amendment..................................................................    25
   8.12     No Presumption.............................................................    25
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                                    - iii -
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                     FOUNDERS REGISTRATION RIGHTS AGREEMENT

      This FOUNDERS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into on the 15th day of March, 2006, but effective for all purposes as of the Closing Date (the "Effective Date") by and among Moriah Properties, Ltd., a
Texas limited partnership ("Moriah"), DAB Resources, Ltd., a Texas limited partnership ("DAB Resources"), Brothers Production Properties, Ltd., a Texas limited partnership ("Brothers"), Brothers Production Company, Inc., a Texas corporation ("Brothers Production"), Brothers Operating Company, Inc., a Texas corporation ("Brothers Operating"), J&W McGraw Properties, Ltd., a Texas limited partnership ("J&W Properties"), MBN Properties LP, a Delaware limited partnership ("MBN Properties"), and H2K Holdings, Ltd., a Texas limited partnership ("H2K," and with Moriah, DAB, Brothers, Brothers Production,
Brothers Operating, J&W Properties and MBN Properties, the "Limited Partners"),
Newstone Capital, LP, a Texas limited partnership ("Newstone"), Newstone Group
Partners, a Texas general partnership ("Newstone Partners"), Blackstone
Investments I, LP, a Texas limited partnership ("Blackstone I"), Blackstone
Investments II, LP, a Texas limited partnership ("Blackstone II"), Trinity
Equity Partners I, LP, a Texas limited partnership ("Trinity"), SHP Capital LP, a Texas limited partnership ("SHP"), Legacy Reserves LP, a Delaware limited partnership (the "MLP"), and Legacy Reserves GP, LLC, a Delaware limited liability company (the "General Partner"), for itself and on behalf of the MLP in its capacity as general partner. The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties." Terms that are capitalized but not defined shall have the meanings assigned to such terms in 0 hereof.

                                    RECITALS

            WHEREAS, as of the Effective Date, the MLP has completed a private placement (the "Private Placement") of units representing limited partner interests in the MLP ("Units") to the purchasers (the "Investors") identified in the purchase/placement agreement dated March 6, 2006 between the MLP and Friedman, Billings, Ramsey & Co., Inc. ("FBR") (the "Placement
      Agreement"); and

            WHEREAS, pursuant to the Placement Agreement and as an inducement to the Investors to purchase the Units in the Private Placement, the MLP has entered into a Registration Rights Agreement with the Investors (the
      "Investors Registration Rights Agreement") providing registration rights to the Investors as more particularly provided therein; and

            WHEREAS, concurrently with the Private Placement, the MLP and the Limited Partners have entered into an Omnibus Agreement (the "Omnibus
      Agreement") setting forth the terms of their agreement and understanding with respect to the matters more specifically set forth therein; and

            WHEREAS, the Omnibus Agreement contemplates that the parties hereto will execute this Agreement to more fully set forth the registration rights of the Limited Partners and their successors and assigns including, without limitation, the Newstone Members.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:




                                   ARTICLE 1
                                  DEFINITIONS

      1.1 DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings set forth below:

      "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act. The term "Affiliate" has a correlative meaning.

      "Agent" is defined in Section 6.1.

      "Agreement" is defined in the introductory paragraph of this Agreement.

      "Base Units" is defined in Section 2.1.2(a)

      "Blackout Notice" is defined in Section 2.5.

      "Blackout Period" is defined in Section 2.5.

      "Blackstone I" is defined in the introductory paragraph of this Agreement.

      "Blackstone II" is defined in the introductory paragraph of this Agreement.

      "Board" means the board of directors of the General Partner.

      "Brothers" is defined in the introductory paragraph of this Agreement.

      "Brothers Group" means Brothers, Brothers Production, Brothers Operating, J&W Properties and each of their respective Permitted Transferees.

      "Brothers Operating" is defined in the introductory paragraph of this Agreement.

      "Brothers Production" is defined in the introductory paragraph of this Agreement.

      "Business Day" means with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

      "Claims" is defined in Section 6.1.

      "Closing Date" means the date of the closing of the Private Placement.

      "Commission" means the Securities and Exchange Commission.

      "DAB Resources" is defined in the introductory paragraph of this Agreement.

      "Demand Registration" is defined in Section 2.2.1(a).

      "Demand Registration Statement" means a Registration Statement of the MLP which covers the Registrable Securities requested to be included therein pursuant to Section 2.2.


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

      "Effective Date" is defined in the introductory paragraph of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 under the Securities Act.

      "Founders" means Moriah, DAB Resources, Brothers, Brothers Production, Brothers Operating, J&W Properties, H2K and their respective Permitted Transferees.

      "General Partner" is defined in the introductory paragraph of this Agreement.

      "H2K" is defined in the introductory paragraph of this Agreement.

      "Holders" means each of the Limited Partners for so long as it owns any Registrable Securities and such Limited Partner's Permitted Transferees and their respective heirs, successors and permitted assigns who acquire or are otherwise the transferee of the Registrable Securities, directly or indirectly from a Limited Partner (or any subsequent Holder), for so long as such Permitted Transferee, heir, successor and permitted assign owns any Registrable Securities.

      "Initiating Holder(s)" means with respect to a particular Demand Registration, the Holder or Holders who initiated the Request for such registration.

      "Inspector" and "Inspectors" are defined in Section 3.1(g).

      "Investors" is defined in the Recitals to this Agreement.

      "Investors Registration Rights Agreement" is defined in the Recitals to this Agreement.

      "Investors Registration Statement" is defined in Section 2.1.1.

      "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

      "J&W Properties" is defined in the introductory paragraph of this Agreement.

      "Limited Partners" is defined in the introductory paragraph of this Agreement.

      "Majority Holders of the Registration" means with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

      "Market Price" means the price of the Units sold in the Private Placement.

      "Market Value" of any Units means the amount determined by multiplying the number of Units for which such determination is being made by the Market Price.

      "MBN Properties" is defined in the introductory paragraph of this Agreement.


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      "MBN Properties Partnership Agreement" means the Second Amended and
Restated Agreement of Limited Partnership of MBN Properties, LP.

      "MLP" is defined in the introductory paragraph of this Agreement.

      "MLP Assets" means the properties or assets, or portion thereof, conveyed, contributed or otherwise transferred or intended to be conveyed, contributed or otherwise transferred to any member of the Partnership Group prior to or as of the Closing Date.

      "Moriah" is defined in the introductory paragraph of this Agreement.

      "Moriah Group" means Moriah, DAB Resources and each of their respective Permitted Transferees.

      "Newstone" is defined in the introductory paragraph of this Agreement.

      "Newstone Group" means Newstone, Newstone Partners, Blackstone I, Blackstone II, Trinity, SHP and each of their respective Permitted Transferees.

      "Newstone Member" means a member of the Newstone Group.

      "Newstone Partners" is defined in the introductory paragraph of this Agreement.

      "Omnibus Agreement" is defined in the Recitals to this Agreement.

      "Partnership Group" means the MLP, the General Partner, Legacy Reserves Operating LP, a Texas limited partnership, and Legacy Operating GP, LLC, a Texas limited liability company.

      "Party" and "Parties" are defined in the introductory paragraph of this Agreement.

      "Permitted Free Writing Prospectus" is defined in Section 5.1.

      "Permitted Transferees" is defined in Section 8.2.

      "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      "Piggyback Registration" is defined in Section 2.3.1.

      "Piggyback Registration Statement" means a Registration Statement of the MLP which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.3.

      "Placement Agreement" is defined in the Recitals to this Agreement.

      "Private Placement" is defined in the Recitals to this Agreement.

      "Private Placement Resale Registration" is defined in Section 2.1.2(b).


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      "Prospectus" means the prospectus included in the Registration Statement at each such time as the Registration Statement is filed with the Commission and at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereof, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      "Registration Expenses" is defined in Article 4 of this Agreement.

      "Registrable Securities" means (i) the Units beneficially owned by the Limited Partners on the Effective Date, (ii) the Units beneficially owned by the Permitted Transferees on the Effective Date and any Units the beneficial ownership of which is subsequently acquired by a Permitted Transferee and (iii) any other securities of the MLP (or successor or assign of the MLP, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, any Units referenced in clauses (i) and (ii) whether by reason of any dividend or split, combination of securities, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities are sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) such securities have been otherwise transferred and subsequent public distribution of them shall not require registration under the Securities Act or (D) such securities shall cease to be outstanding.

      "Registration Statement" means a registration statement of the MLP concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including the Prospectus included therein, all amendments thereof and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated therein.

      "Request" is defined in Section 2.2.1(a).

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Shelf Registration" is defined in Section 2.2.1(a).

      "SHP" is defined in the introductory paragraph of this Agreement.

      "Transfer" means any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

      "Trinity" is defined in the introductory paragraph of this Agreement.

      "Underwritten Offering" means a sale of Units to an underwriter or underwriters for reoffering to the public.

      "Units" is defined in the Recitals of this Agreement.

      "Withdrawn Demand Registration" is defined in Section 2.2.1(b).

      "Withdrawn Request" is defined in Section 2.2.1(b).

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                                   ARTICLE 2
                               REGISTRATION RIGHTS

      2.1 PRIVATE PLACEMENT RESALE REGISTRATION.

      2.1.1 Investors Registration Statement. Pursuant to the Investors Registration Rights Agreement, the MLP has agreed to file with the Commission two shelf Registration Statements on Form S-1 or such other form under the Securities Act then available to the MLP providing for the resale of any Units acquired in the Private Placement pursuant to Rule 415 from time to time by the Investors (collectively, the "Investors Registration Statement"). Such Investors Registration Statement shall provide for resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents) to the Investors. Notwithstanding anything in this Agreement to the contrary, the MLP shall not file any registration statement on behalf of or for the benefit of any Holder unless it has filed or files concurrently the Investors Registration Statement, and the MLP shall not submit an acceleration request to the Commission requesting effectiveness of any such registration statement unless it has submitted or concurrently submits an acceleration request to the Commission requesting effectiveness of the Investors Registration Statement and reasonably believes based on communications with the Commission that such request with respect to the Investors Registration Statement will be granted.

      2.1.2 Right to Piggyback.

            (a) Except to the extent otherwise prohibited or restricted pursuant to the Investors Registration Rights Agreement, and in any event subject to the provisions of Section 2.1.3, and unless otherwise notified in writing by a Founder, the MLP shall include in such Investors Registration Statement the Base Units held by each Founder. If a Founder notifies the MLP that it does not want to include its Base Units in the Investors Registration Statement, such Founder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the MLP with respect to offerings of its securities, all upon the terms and conditions set forth herein. For purposes of this Agreement, the term "Base Units" when used with respect to any Founder shall mean the number of Units held by such Founder that constitute Base Units as such term is defined in the MBN Properties Partnership Agreement.

            (b) Except to the extent otherwise prohibited or restricted pursuant to the Investors Registration Rights Agreement, in addition to the rights granted to the Founders in Section 2.1.2(a) with respect to the Base Units, and subject to the provisions of Section 2.1.3, all Holders of Registrable Securities shall have the right to participate in the registration required to be effected by the MLP as described in Section
      2.1.1 (the "Private Placement Resale Registration") in accordance with the provisions of Section 2.3.

      2.1.3 Priority on Private Placement Resale Registration.

            (a) If the Private Placement Resale Registration is an Underwritten Offering and the sole or lead managing underwriter advises the MLP or the Investors that the total number of Units which the Investors and Base Units which the Founders intend to include in the Private Placement Resale Registration exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of such Units offered or the market for such Units, then the aggregate number of Units (including Base Units) to be included in the Private Placement Resale Registration shall include all of the Units that the Investors intend to include in such Private Placement Resale Registration, plus the number of Base Units that such sole or lead managing underwriter advises the MLP or Investors can be sold without having such adverse effect, with such number of Base Units to be allocated pro rata among the selling Founders and based, for each such selling Founder, on the percentage derived by dividing (i) the number of Base Units proposed to be sold by such Founder in such offering, by (ii) the aggregate number of Base Units proposed to be sold by the selling Founders.

            (b) If in accordance with Section 2.3 any Holders, including the Founders, request the inclusion in the Private Placement Resale Registration of any Registrable Securities (other than Base Units), any such Holder's right to participate therein with respect to such Registrable Securities shall be subject to the limitations and provisions of Section 2.3.2.

      2.1.4 No Effect on Demand Registration. No registration or designation of Base Units effected pursuant to this Section 2.1 shall be deemed to have been effected pursuant to Section 2.2 or shall relieve the MLP of its obligation under Section 2.2.

      2.2 DEMAND REGISTRATION.

      2.2.1 Request for Registration.

            (a) Subject to the terms of this Agreement, each of the Moriah Group, the Brothers Group and the Newstone Group at any time commencing on or after the third (3rd) month anniversary of the Closing Date, may request registration by the MLP under the Securities Act of all or a part of such group's Registrable Securities. Any such registration requested pursuant to this Section 2.2 is referred to herein as a "Demand Registration." Any request for a Demand Registration (each, a "Request") shall specify (i) the amount of Registrable Securities proposed to be registered (which such amount must be greater than 10% of the Registrable Securities owned by such Party immediately following the Private Placement), and (ii) the intended method or methods and plan of distribution thereof, including whether such requested registration is to involve an Underwritten Offering. As promptly as practicable, but no later than ten (10) days after receipt of a Request, the MLP shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2.2.2, the MLP shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the MLP for inclusion thereof in such registration within 20 days after the receipt of such written notice from the MLP. Promptly following such a Request, the MLP shall thereafter use its commercially reasonable best efforts to file with the Commission, or otherwise designate an existing filing as, a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the MLP has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities to be so registered in accordance with the intended methods of disposition thereof requested in such Request or further Request (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration")

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

      if so requested and if the MLP is then eligible to use such a registration). The MLP shall thereafter (i) use its commercially reasonable best efforts to cause such Demand Registration Statement promptly to be declared effective under (A) the Securities Act and (B) the "blue sky" laws of such jurisdictions as any seller of Registrable Securities being registered under such Demand Registration Statement or any other underwriter, if any, reasonably requests; or (ii) otherwise make available for use by such Holders a previously filed effective Registration Statement for the offer and sale of the Registrable Securities.

            For purposes of initiating any Demand Registration:

                  (i) the Moriah Group may only act through Cary D. Brown, or if
            Cary D. Brown is unable to act, through Dale A. Brown, or if Dale A. Brown is unable to act, through such person as may be selected by the holders of a majority of the Units held by all of the members of the Moriah Group; provided, that notice thereof is given to the MLP;

                  (ii) the Brothers Group may only act through Kyle A. McGraw, or if Kyle A. McGraw is unable to act, through such person as may be selected by the holders of a majority of the Units held by all of the members of the Brothers Group; provided, that notice thereof is given to the MLP; and

                  (iii) the Newstone Group may only act through Newstone, or if
            Newstone is unable to act, through such person as may be selected by the holders of a majority of the Units held by all of the members of the Newstone Group; provided, that notice thereof is given to the MLP.

            (b) A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Initiating Holders (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn up to the time of effectiveness or, if applicable, pricing, by the Initiating Holders of the registration (a "Withdrawn Demand Registration"), and such withdrawal shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.2, unless the Initiating Holders reimburse the MLP for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided, however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the MLP, or
      (B) because the sole or lead managing underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.2.2 by more than twenty percent (20%) of the Registrable Securities to be included in such Registration Statement, or (C) because of the postponement of such registration pursuant to Section 2.5, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 2.2 (and shall not be counted toward the number of Demand Registrations), and the MLP shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time up to the time of effectiveness or, if applicable, pricing of the Demand Registration Statement revoke such request by delivering written notice to the MLP revoking such requested inclusion.

            (c) The registration rights granted pursuant to provisions of this
      Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of Article 2 hereof. Any Request by any Holder for a Demand Registration pursuant to this

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

      Section 2.2, and any written request by any Holder for inclusion in such Demand Registration Statement will not affect the inclusion of such Registrable Securities in the Investors Registration Statement until such Registrable Securities have been sold under the Demand Registration Statement; provided, however, that at such time of sale, the MLP shall have the right to remove from the Investors Registration Statement the Registrable Securities sold pursuant to the Demand Registration Statement.

      2.2.2 Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing underwriter, as the case may be, of such Underwritten Offering shall advise the MLP in writing, with a copy to each Holder requesting registration, on or before the date ten (10) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the MLP shall include in such Demand Registration, to the extent of the number which the MLP is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated as follows (subject to the Investors' pro rata allocation rights set forth in the Investors Registration Rights Agreement): (i) first, 100% of the Registrable Securities of the Founders representing Base Units which have not previously been sold by such Founders, (ii) second, only if all of the Registrable Securities referred to in clause (i) have been included, the number of Registrable Securities requested to be included therein by the Holders allocated pro rata among such Holders and based, for each such selling Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Holder in such Demand Registration in excess of the number of Registrable Securities included in clause (i), by (B) the aggregate number of Registrable Securities not included in clause (i) proposed to be sold by each such Holder in such Demand Registration, and (iii) third, only if all of the Registrable Securities in clause (ii) have been included, any other securities requested to be included therein.

      2.2.3 Limitations on Demand Registrations. The MLP shall not be obligated to effect any Demand Registration within three (3) months after (i) the effective date of the Investors Registration Statement, or (ii) the effective date of a previous Demand Registration Statement. The rights of the Holders to request Demand Registrations pursuant to this Section 2.2 are subject to the limitation that in no event shall the MLP be obligated to undertake, and pay the Registration Expenses of, more than two (2) Demand Registrations during any Annual Period or more than three (3) Demand Registrations total for each of the Moriah Group, the Brothers Group and the Newstone Group; provided, however, (i) that there shall be no limit on the total number of Demand Registrations requested by the Holders if such Demand Registrations are to be effected on Form S-3 and are each expected to result in gross proceeds to the Holders of at least $1,000,000, (ii) that to the extent the MLP does not include in any Demand Registration requested by the Newstone Group the number of Registrable Securities requested to be registered by any Newstone Member by reason of the limitation in clause (i) of Section 2.2.2, the Newstone Group shall be entitled to request one (1) additional Demand Registration during the same Annual Period, and (iii) that to the extent the MLP does not include, in what would otherwise be the final Demand Registration which the MLP is required to undertake pursuant to this Section 2.2, the number of Registrable Securities requested to be registered by the Holders by reason of Section 2.2.2, such number of Demand Registrations shall be increased once for each such occurrence.

      2.2.4 Underwriting; Selection of Underwriters. Notwithstanding anything to the contrary contained in this Section 2.2, if the Initiating Holders so elect, the offering of such

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

Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require, in accordance with Section 2.4 below, that all Holders participating in such registration sell their Registrable Securities to the underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. Except to the extent the MLP has otherwise already agreed to hire designated underwriters as required by the terms of the Private Placement, if any Demand Registration involves an Underwritten Offering, the sole or managing underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders, subject to the approval of the MLP (such approval not to be unreasonably withheld).

      2.2.5 [Intentionally Omitted]

      2.2.6 Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the Commission and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the period provided in Section 3.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the MLP is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived.

      2.2.7 Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is 90 days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the Commission, the MLP shall not, without the consent of the Initiating Holder, file a registration statement pertaining to any other securities of the MLP other than the Investors Registration Statement on Form S-8 (or any successor form) for securities issued under the Partnership Group's employee benefit plans to eligible participants therein or on Form S-4 (or any successor form) for securities issued to effect a business combination pursuant to Rule 145 promulgated under the Securities Act.

      2.2.8 Registration Statement Form. Demand Registrations under this Section
2.2 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Initiating Holders, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The MLP agrees to include in any such Registration Statement all information which any selling Holder, upon advice of counsel, shall reasonably request.

      2.2.9 Special Provisions Applicable to Cary D. Brown and Kyle A. McGraw.

            (a) In the event that the employment of Cary D. Brown with the MLP or any of its Affiliates ("Employer") is terminated by the Employer without "Cause," as such term is defined in the employment agreement between Cary D. Brown and the Employer, Cary D. Brown will thereafter have one demand registration right, to be exercised by him in accordance with the provisions of this Section 2.2.

            (b) In the event that the employment of Kyle A. McGraw with the Employer is terminated without "Cause," as such term is defined in the employment agreement between Kyle A. McGraw and the Employer, Kyle A. McGraw will thereafter have one demand registration right, to be exercised by him in accordance with the provisions of this Section 2.2.

      2.3 PIGGYBACK REGISTRATION.

      2.3.1 Right to Include Registrable Securities. If the MLP at any time or from time to time proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or Form S-8 or any successor form to such forms) and files (i) a shelf registration statement or
(ii) a registration statement, other than a shelf registration statement, or proposes to do a take down off of an effective shelf registration statement, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the MLP shall deliver prompt written notice (which notice shall be given at least 45 days prior to the filing of such registration statement or ten (10) days prior to the filing of any preliminary prospectus supplement pursuant to Rule 424(b), or the prospectus supplement pursuant to Rule 424(b) (if no preliminary prospectus supplement is used)) to all Holders of Registrable Securities of its intention to undertake such registration or offering, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.3 as hereinafter provided. Subject to the other provisions of this Section 2.3, upon the written request of any Holder made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the MLP shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (a "Piggyback Registration"), to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the MLP proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities for the period provided in Section 3.1(b). If a Piggyback Registration involves an Underwritten Offering, immediately upon notification to the MLP from the underwriter of the price at which such securities are to be sold, the MLP shall so advise each participating Holder. The Holders requesting inclusion in a Piggyback Registration may, at any time up to and including the time of pricing of the Piggyback Registration Statement (and for any reason), revoke such request by delivering written notice to the MLP revoking such requested inclusion.

            If at any time after giving written notice of its intention to register any securities and up to and including the time of effectiveness or, if applicable, pricing of the Piggyback Registration Statement filed in connection with such registration, the MLP shall determine for any reason not to register or to delay registration of such securities, the MLP may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the MLP shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a Demand Registration under Section 2.2, subject, however, to the provisions of
Section 2.5 and (ii) in the case of a determination to delay such registration, the MLP shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the MLP received a request to include Registrable Securities in such Piggyback Registration, then the MLP shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Piggyback Registrations pursuant to this Section 2.3 which the MLP is obligated to effect.

            The registration rights granted pursuant to the provisions of this
Section 2.3 shall be in addition to the registration rights granted pursuant to the other provisions of Article 2 hereof.

      2.3.2 Priority in Incidental Registration. If a Piggyback Registration involves an Underwritten Offering, and the sole or the lead managing underwriter, as the case may be, of such Underwritten Offering shall advise the MLP in writing on or before the date ten (10) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered, the MLP shall include in such registration, to the extent of the number which the MLP is so advised may be included in such offering without such effect (subject to the Investors' pro rata allocation rights set forth in the Investors Registration Rights Agreement), (i) first, the securities, if any, that the MLP proposes to register for its own account, (ii) second, assuming that all of the Registrable Securities referred to in clause (i) have been included, 100% of the Registrable Securities of the Founders representing Base Units which have not previously been sold by such Founders, (iii) third, only if all of the Registrable Securities referred to in clause (ii) have been included, the number of Registrable Securities requested to be included therein by the Holders allocated pro rata among such Holders and based, for each such selling Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Holder in excess of the number of Registrable Securities included in clause (ii), by (B) the aggregate number of Registrable Securities not included in clause (ii) proposed to be sold by each such Holder in such Piggyback Registration, and (iv) fourth, only if all of the Registrable Securities in clause (iii) have been included, any other securities requested to be included therein.

      2.3.3 Selection of Underwriters. If any Piggyback Registration involves an Underwritten Offering, the sole or managing underwriters and any additional investment bankers and managers to be used in connection with such registration shall be subject to the approval of the Majority Holders of the Registration.

      2.4 UNDERWRITTEN OFFERINGS.

      2.4.1 Demand Underwritten Offerings. If requested by the sole or lead managing underwriter for any Underwritten Offering effected pursuant to a Demand Registration, the MLP shall enter into a customary underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Majority Holders of the Registration and to contain such representations and warranties by the MLP, and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in
Article 6.

      2.4.2 Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by underwriters in an Underwritten Offering contemplated by this Article 2 shall be parties to the underwriting agreement between the MLP and such underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the MLP to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the MLP shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the MLP or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

      2.4.3 Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      2.5 POSTPONEMENTS. The MLP shall be entitled to postpone a Demand Registration and to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a shelf registration during any Blackout Period (i) if the Board determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Partnership Group or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Partnership Group, or (ii) if the MLP is in possession of material information which the Board determines in good faith it is not in the best interests of the MLP to disclose in a registration statement at such time; provided, however, that the MLP may only delay a Demand Registration pursuant to this Section 2.5 by delivery of a Blackout Notice within thirty (30) days of delivery of the Request for such Demand Registration, and may delay a Demand Registration and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a shelf registration only for a reasonable period of time not to exceed ninety (90) days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"). There shall not be more than one Blackout Period in any 12-month period. The MLP shall promptly notify the Holders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or to discontinue sales of Registrable Securities covered by a shelf registration pursuant to this Section 2.5 and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the MLP promptly to notify the Holders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a shelf registration may resume. In making any such determination to initiate or terminate a Blackout Period, the MLP shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the MLP's sole responsibility. Each Holder shall treat all notices received from the MLP pursuant to this Section 2.5 constituting material inside information in the strictest confidence and shall not trade on or disseminate such information. If the MLP shall postpone the filing of a Demand Registration Statement, the Initiating Holders shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the MLP within thirty (30) days after receipt of the Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to Section 2.2 (and shall not be counted towards the number of Demand Registrations effected), and the MLP shall pay all Registration Expenses in connection therewith.

                                   ARTICLE 3
                             REGISTRATION PROCEDURES

      3.1 OBLIGATIONS OF THE MLP. Whenever the MLP is required to effect the registration of Registrable Securities under the Securities Act pursuant to
Article 2 of this Agreement, the MLP shall use its commercially reasonable best efforts to:

            (a) promptly prepare and file with the Commission, or designate an existing filing as, a Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the MLP shall use its commercially reasonable best efforts to cause such Registration Statement to become effective (provided, that the MLP may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.3.1, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the MLP shall (i) provide Holders' counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statements and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission, which documents shall be subject to the review and comment of Holders' counsel, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the Commission to which Holder's counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that except with respect to any shelf registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided, further, that with respect to any shelf registration, such period need not extend beyond the time when all Registrable Securities covered by such shelf registration may be sold pursuant to Rule 144(k) under the Securities Act, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

            (c) furnish, without charge, to each selling Holder of such Registrable Securities and each underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement and the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Issuer Free Writing Prospectuses, and each amendment and supplement to any of the foregoing (in each case including all exhibits), in conformity with the requirements of the Securities Act, and such other documents as such selling Holder and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the MLP hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto), each such Prospectus (or preliminary prospectus or supplement thereto) and any Issuer Free Writing Prospectus by each such selling Holder of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

            (d) prior to any public offering of Registrable Securities, to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the MLP shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

            (e) to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

            (f) promptly notify Holders' counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, Issuer Free Writing Prospectus, or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the MLP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the MLP becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.4.2 cease to be true and correct in all material respects, and (vii) of the MLP's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 3.1(f), the MLP shall promptly prepare a supplement or post-effective amendment to such Registration Statement, related Prospectus or Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each underwriter, if any, a reasonable number of copies of such Prospectus or Issuer Free Writing Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 3.1(f), the MLP shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

            (g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing underwriter participating in any disposition pursuant to such Registration Statement, Holders' counsel and any attorney, accountant or other agent retained by any such seller or any underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the MLP and any subsidiaries thereof as may be in existence at such time as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the MLP's and any subsidiaries' officers, directors and employees, and the independent public accountants of the MLP, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

            (h) if requested by the Majority Holders of the Registration, obtain an opinion from the MLP's counsel and a "cold comfort" letter from the MLP's independent public accountants who have certified the MLP's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing underwriter, if any, and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

            (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

            (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but not later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to underwriters in an Underwritten Offering and (ii) commencing with the first day of the MLP's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) if so requested by the Majority Holders of the Registration, use its best efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which the MLP's securities are then listed or (ii) if securities of the MLP are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the MLP's securities are then listed), on a national securities exchange designated by the Majority Holders of the Registration;

            (l) keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any registration under
      Article 2 hereunder;

            (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

            (n) cooperate with each selling Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the MLP's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

            (o) furnish to each Holder participating in the offering and the sole or lead managing underwriter, if any, without charge, a least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

            (p) cooperate with the selling Holders of Registrable Securities and the sole or lead managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three (3) business days prior to any sale of Registrable Securities;

            (q) if requested by the sole or lead managing underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information concerning such Holder of Registrable Securities, the underwriters or the intended method of distribution as the sole or lead managing underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the MLP, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing underwriter of such Registrable Securities; and

            (r) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

      3.2 SELLER INFORMATION.

      The MLP may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the MLP such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the MLP may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

      If any Registration Statement or comparable statement under blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the MLP, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the MLP, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the MLP's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the MLP, and
(ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the MLP, as advised by counsel, required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

      3.3 NOTICE TO DISCONTINUE. Each holder of Registrable Securities agrees that, upon receipt of any notice from the MLP of the happening of any event of the kind described in Section 3.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.1(f) and, if so directed by the MLP, such Holder shall deliver to the MLP (at the MLP's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the MLP shall give any such notice, the

MLP shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 3.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 3.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 3.1(f).

                                   ARTICLE 4
                              REGISTRATION EXPENSES

      All reasonable expenses incident to the MLP's performance of or compliance with this Agreement, including, but not limited to, (i) all registration, filing and listing fees of the National Association of Securities Dealers, Inc.; (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws; (iii) all word processing, duplicating, printing, messenger and delivery expenses; (iv) the reasonable fees and disbursements of counsel for the MLP and of its independent registered public accountants, including, without limitation, the expenses of any "comfort letters" required by or incident to such performance and compliance; (v) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to securities being sold by any Holder or that are otherwise not being sold or disposed of by the MLP), including, without limitation, reasonable fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions; and (vi) reasonable fees and expenses of other Persons retained or employed by the MLP (all such expenses being herein called "Registration Expenses"), shall be borne by the MLP. In addition, the MLP shall pay its internal expenses (including, but not limited to, all salaries and expenses of any officers and employees of the Partnership Group performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any insurance obtained by the MLP against liabilities arising out of the public offering of the Registrable Securities being registered and the expenses and fees for listing the securities to be registered on each securities exchange.

                                   ARTICLE 5
                                OTHER AGREEMENTS

      5.1 FREE WRITING PROSPECTUS. Each Holder executing this Agreement represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Securities without the prior express written consent of the MLP and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the MLP and the underwriters, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The MLP represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

      5.2 AGREEMENT RESTRICTING SALE OF UNITS.

      5.2.1 Notwithstanding the other provisions of this Agreement, each Newstone Member agrees to hold fifty percent (50%) of the total Units owned by it immediately following the closing of the Private Placement for not less than 30 months following such Closing Date; provided, that, prior to the expiration of such 30 month period:

            (a) if any of Cary D. Brown, Dale A. Brown, Kyle A. McGraw or their respective Affiliates, sell all or any portion of their Units, each Newstone Member may sell all or a portion of its Units in the same proportion without regard to the fifty percent (50%) limitation on transfer;

            (b) each Newstone Member may dispose of a portion of its Units provided that at the time of such disposition it retains ownership of Units having an aggregate fair market value at such time of not less than fifty percent (50%) of the Market Value of the Units owned by it as of the Closing Date; and

            (c) if a representative of the Newstone Group is removed from the Board or the other representative(s) on the Board accept the resignation of the Newstone Group representative from the Board, the Newstone Members will be free to dispose of all of such Units.

      5.2.2 Notwithstanding the foregoing, each Newstone Member will be entitled to margin or otherwise pledge all Units held by it, subject to any lock-up agreement to which it may be a party.

      5.2.3 With respect to the remaining fifty percent (50%) of the Units held by each Newstone Member, such Units will be freely transferable, subject only to applicable securities laws restrictions or any agreement with any underwriter restricting transfer of such Units.

                                   ARTICLE 6
                                 INDEMNIFICATION

      6.1 INDEMNIFICATION BY THE MLP. The MLP agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (including any preliminary, final or summary prospectus), any Issuer Free Writing Prospectus and any amendment or supplement to the foregoing related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the MLP of the Securities Act or any rule or regulation thereunder applicable to the MLP and relating to action or inaction required of the MLP in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the MLP will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the MLP in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. The MLP shall also indemnify any underwriters of the Registrable Securities, their Agents and each Person who controls any such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this
Section 6.1 and shall survive the transfer of securities by such Holder or underwriter.

      6.2 INDEMNIFICATION BY HOLDERS. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the MLP, the General Partner, the Board and their respective officers, each other Person who participates as an underwriter in the offering or sale of such securities and its Agents and each Person who controls the MLP or any such underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus), any Issuer Free Writing Prospectus and any amendment or supplement to the foregoing related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the MLP in an instrument duly executed by such Holder specifically stating that it was expressly for use therein and (ii) any Free Writing Prospectus used by such Holder without the prior written consent of the Holder; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 6.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or underwriter.

      6.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Article 6, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Article 6, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Article 6, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 6, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within ten (10) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to the effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

      6.4 CONTRIBUTION. If the indemnification provided for in Sections 6.1 or
6.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 6.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 6.4 to the contrary, no indemnifying party (other than the MLP) shall be required pursuant to this
Section 6.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      6.5 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding Sections 6.1 and 6.2 (with appropriate modifications) shall be given by the MLP and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

      6.6 INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Article 6 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

                                   ARTICLE 7
                            COMPLIANCE WITH RULE 144

      With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the MLP agrees to use its commercially reasonable efforts to:

            (a) make and keep public information regarding the MLP available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof; and

            (b) file with the Commission in a timely manner all reports and other documents required of the MLP under the Securities Act and the Exchange Act at all times from and after the date hereof.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 NOTICES. All notices and other communications provided for or permitted hereunder shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

            (i)   if to the MLP, to:

                  Legacy Reserves LP
                  303 W. Wall, Suite 1600
                  Midland, Texas 79701
                  Attention: Chief Executive Officer
                  Fax Number: (432) 686-8318

                  With a copy to:

                  Andrews Kurth LLP
                  600 Travis Street, Suite 4200
                  Houston, Texas 77002
                  Attention: James V. Baird
                  Fax Number: (713) 238-7120

            (ii) If to the Limited Partners, to the address of each Limited Partner set forth in the records of the MLP.

            (iii) If to any subsequent Holder, to the address of such Person set forth in the records of the MLP.

      All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy or facsimile, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

      8.2 ASSIGNMENT OF RIGHTS. Each Limited Partner and, to the extent additional or other rights are given to the members of the Moriah Group, the Brothers Group or the Newstone Group, any such member, may transfer and assign all or a portion of its rights hereunder to any of its partners, members, shareholders or other Affiliates to which such Limited Partner transfers its ownership of all or any of its Registrable Securities and any such partner, member, shareholder or other Affiliate may further transfer and assign all or a portion of its rights hereunder to any of its partners, members, shareholders or other Affiliates to whom it transfers its ownership of all or any of its Registrable Securities (collectively, the "Permitted Transferees"); provided, that no such assignment shall be binding upon or obligate the MLP to any such Permitted Transferee unless and until the MLP shall have received notice of such assignment and a written agreement of such Permitted Transferee to be bound by the provisions of this Agreement; and provided further, that for purposes of
Section 2.2.3 hereof, any Permitted Transferee receiving its Registrable Securities, directly or indirectly, from a member of the Moriah Group, the Brothers Group or the Newstone Group shall be considered a member of such group for purposes of determining the number of Demand Registrations requested pursuant to Section 2.2.3. Except as provided above, no Holder may transfer and assign all or any portion of its rights hereunder to any Person without the prior written consent of the MLP. In no event shall the MLP be required to file a post-effective amendment to a registration statement or a new registration statement for the benefit of such transferee(s) or assignee(s) unless the MLP agrees to do so and such Permitted Transferee or other successor agrees in writing that it will pay all of the additional Registration Expenses incurred by the MLP in connection with filing a post-effective amendment to a registration statement or a new registration statement for the benefit of such transferee(s) or assignee(s).

      8.3 LIMITATION OF RIGHTS. This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Limited Partners and their Permitted Transferees.

      8.4 RECAPITALIZATION, EXCHANGES, ETC. AFFECTING THE UNITS. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Units of the MLP or any successor or assign of the MLP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

      8.5 SPECIFIC PERFORMANCE. Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

      8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      8.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      8.8 GOVERNING LAW. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

      8.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

      8.10 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

      8.11 AMENDMENT. This Agreement may be amended only by means of a written amendment signed by all Parties to this Agreement.

      8.12 NO PRESUMPTION. In the event any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel.

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                            [Signature page follows]

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above set forth.

                                          MORIAH PROPERTIES, LTD.

                                          By: Moriah Resources, Inc.,
                                              its general partner

                                          By: /s/ Dale A. Brown
                                              __________________________________
                                              Dale A. Brown, President

                                          DAB RESOURCES, LTD.

                                          By: DAB 1999 Corp.,
                                              its general partner

                                          By: /s/ Dale A. Brown
                                              __________________________________
                                              Dale A. Brown, President

                                          BROTHERS PRODUCTION PROPERTIES, LTD.

                                          By: Brothers Production Company, Inc.,
                                              its general partner

                                          By: /s/ Kyle A. McGraw
                                              __________________________________
                                              Kyle A. McGraw, President

                                          BROTHERS PRODUCTION COMPANY, INC.

                                          By: /s/ Kyle A. McGraw
                                              __________________________________
                                              Kyle A. McGraw, President

                                          BROTHERS OPERATING COMPANY, INC.

                                          By: /s/ Kyle A. McGraw
                                              __________________________________
                                              Kyle A. McGraw, President

                                          J&W MCGRAW PROPERTIES, LTD.

                                          By: Wanda J. McGraw Management, LLC,
                                              its general partner

                                          By: /s/ Kyle A. McGraw
                                              __________________________________
                                              Kyle A. McGraw, President

                                          MBN PROPERTIES LP

                                          By: MBN Management, LLC
                                              its general partner

                                          By: /s/ Steven H. Pruett
                                              __________________________________
                                              Steven H. Pruett, President and
                                              Chief Financial Officer

                                          H2K HOLDINGS, LTD.

                                          By: H2K Management, LLC,
                                              its general partner

                                          By: /s/ Paul T. Horne
                                              __________________________________
                                              Paul T. Horne, President

                                          LEGACY RESERVES GP, LLC

                                          By: /s/ Steven H. Pruett
                                              __________________________________
                                              Steven H. Pruett, President and
                                              Chief Financial Officer

                                          LEGACY RESERVES LP

                                          By: Legacy Reserves GP, LLC, its
                                              general partner

                                          By: /s/ Steven H. Pruett
                                              __________________________________
                                              Steven H. Pruett, President and
                                              Chief Financial Officer

                                          NEWSTONE CAPITAL, LP

                                          By: T&W Management, LLC
                                              Its general partner

                                          By: /s/ S. Wil VanLoh, Jr.
                                              __________________________________
                                              S. Wil VanLoh, Jr., President

                                          NEWSTONE GROUP PARTNERS

                                          By: Newstone Capital, LP
                                              its managing partner

                                          By: T&W Management, LLC
                                              Its general partner

                                          By: /s/ S. Wil VanLoh, Jr.
                                              __________________________________
                                              S. Wil VanLoh, Jr., President

                                          BLACKSTONE CAPITAL PARTNERS I, LP
                                          BLACKSTONE CAPITAL PARTNERS II, LP

                                          By: Skytop Holdings, LLC
                                              Its general partner

                                          By: /s/ Toby R. Neugebauer
                                              __________________________________
                                              Toby R. Neugebauer, President

                                          TRINITY EQUITY PARTNERS I, LP

                                          By: Trinity Equity Holdings, LLC
                                              Its general partner

                                          By: /s/ S. Wil VanLoh, Jr.
                                              __________________________________
                                              S. Wil VanLoh, Jr., President

                                          SHP CAPITAL LP

                                          By: SHP Capital Management LLC
                                              Its general partner

                                          By: /s/ Steven H. Pruett
                                              __________________________________
                                              Steven H. Pruett, President

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